                                                                  EXHIBIT 6(b)


                      DISTRIBUTION CONTRACT SUPPLEMENT




                          ESC STRATEGIC FUNDS, INC.
                               237 PARK AVENUE
                          NEW YORK, NEW YORK  10017

                              October 15, 1996


Equitable Securities Corporation
800 Nashville City Center
511 Union Street
Nashville, Tennessee  37219

      Re:  ESC Strategic Growth Fund - Class A Shares

Dear Sirs:

     This will confirm the agreement between the undersigned (the "Company") and you (the "Distributor") as follows:

     1. The Company is an open-end management investment company organized as a Maryland corporation and consists of such separate investment portfolios as have been or may be established by the Directors of the Company from time to time. A separate series of shares of common stock of the Company is offered to investors with respect to each investment portfolio. ESC Strategic Growth Fund (the "Fund") is a separate investment portfolio of the Company and has two classes of shares, including the Class A Shares covered by this Supplement.

     2. The Company and the Distributor have entered into a Master Distribution Contract ("Master Agreement") pursuant to which the Distributor has agreed to be the distributor of shares of the Company.

     3. As provided in paragraph 1 of the Master Agreement, the Company hereby adopts the Master Agreement with respect to Class A Shares of the Fund, and the Distributor hereby acknowledges that the Master Agreement shall pertain to Class A Shares of the Fund, the terms and conditions of such Master Agreement being hereby incorporated herein by reference.

     4. The term "Fund", "Funds", "Class" and "Classes", as used in the Master Agreement shall, for purposes of this Supplement, pertain to the Fund and to its Class A Shares, respectively, as the context requires.

     5. This Supplement and the Master Agreement (together, the "contract") shall become effective with respect to the Company and Class A Shares of the Fund on October 15, 1996, and shall continue in effect until such time as there shall remain no unsold balance of Class A Shares registered under the 1933 Act provided that this contract shall continue in effect for a period of more than two years from the effective date of this Supplement only so long as such continuance is specifically approved at least annually by (a) the Company's Board of Directors or by the vote of a majority of the outstanding voting securities (as defined in the 1940

Act) of the Company, the Fund or Class A, as required by applicable legal provisions and (b) by the vote, cast in person at a meeting called for the purpose, of a majority of the Company's Directors who are not parties to this contract or "interested persons" (as defined in the 1940 Act) of any such party. This contract shall terminate automatically in the event of its assignment (as defined in the 1940 Act). This contract may, in any event, be terminated at any time, without the payment of any penalty, by the Company upon 60 days written notice to the Distributor and by the Distributor upon 60 days written notice to the Company.

     If the foregoing correctly sets forth the agreement between the Company and the Distributor, please so indicate by signing and returning to the Company the enclosed copy hereof.

                                         Very truly yours,

                                         ESC STRATEGIC FUNDS, INC.



                                         By:
                                            -----------------------------
                                         Name:  John J. Pileggi
                                         Title: Secretary

ACCEPTED:

EQUITABLE SECURITIES CORPORATION


By:
   -------------------------------
Name:
Title:

                      DISTRIBUTION CONTRACT SUPPLEMENT


                          ESC STRATEGIC FUNDS, INC.
                               237 PARK AVENUE
                          NEW YORK, NEW YORK  10017

                              October 15, 1996


Equitable Securities Corporation
800 Nashville City Center
511 Union Street
Nashville, Tennessee  37219

      Re:  ESC Strategic Growth Fund - Class D Shares

Dear Sirs:

     This will confirm the agreement between the undersigned (the "Company") and you (the "Distributor") as follows:

     1. The Company is an open-end management investment company organized as a Maryland corporation and consists of such separate investment portfolios as have been or may be established by the Directors of the Company from time to time. A separate series of shares of common stock of the Company is offered to investors with respect to each investment portfolio. ESC Strategic Growth Fund (the "Fund") is a separate investment portfolio of the Company and has two classes of shares, including the Class D Shares covered by this Supplement.

     2. The Company and the Distributor have entered into a Master Distribution Contract ("Master Agreement") pursuant to which the Distributor has agreed to be the distributor of shares of the Company.

     3. As provided in paragraph 1 of the Master Agreement, the Company hereby adopts the Master Agreement with respect to Class D Shares of the Fund, and the Distributor hereby acknowledges that the Master Agreement shall pertain to Class A Shares of the Fund, the terms and conditions of such Master Agreement being hereby incorporated herein by reference.

     4. The term "Fund", "Funds", "Class" and "Classes", as used in the Master Agreement shall, for purposes of this Supplement, pertain to the Fund and to its Class A Shares, respectively, as the context requires.

     5. This Supplement and the Master Agreement (together, the "contract") shall become effective with respect to the Company and Class D Shares of the Fund on October 15, 1996, and shall continue in effect until such time as there shall remain no unsold balance of Class D Shares registered under the 1933 Act provided that this contract shall continue in effect for a period of more than two years from the effective date of this Supplement only so long as such continuance is specifically approved at least annually by (a) the Company's Board of Directors or by the vote of a majority of the outstanding voting securities (as defined in the 1940

Act) of the Company, the Fund or Class D, as required by applicable legal provisions and (b) by the vote, cast in person at a meeting called for the purpose, of a majority of the Company's Directors who are not parties to this contract or "interested persons" (as defined in the 1940 Act) of any such party. This contract shall terminate automatically in the event of its assignment (as defined in the 1940 Act). This contract may, in any event, be terminated at any time, without the payment of any penalty, by the Company upon 60 days written notice to the Distributor and by the Distributor upon 60 days written notice to the Company.

     If the foregoing correctly sets forth the agreement between the Company and the Distributor, please so indicate by signing and returning to the Company the enclosed copy hereof.

                                        Very truly yours,

                                        ESC STRATEGIC FUNDS, INC.



                                        By:
                                           ----------------------------
                                        Name:  John J. Pileggi
                                        Title: Secretary

ACCEPTED:

EQUITABLE SECURITIES CORPORATION


By:
   -----------------------------
Name:
Title: